Exhibit 99.1

FOR:	BIO-REFERENCE LABORATORIES, INC.

CONTACT:	Tara Mackay
Investor Relations Coordinator
(201) 791-2600
(201) 791-1941 (fax)
tmackay@bioreference.com

FINAL - FOR IMMEDIATE

RELEASE

BIO-REFERENCE LABORATORIES, INC. REPORTS SOLID REVENUES AND EARNINGS FOR Q2FY15

Merger with OPKO Health, Inc. to create a bold new future for the Company

ELMWOOD PARK, NJ (June 8, 2015) Bio-Reference Laboratories, Inc. (NASDAQ: BRLI) announces its second quarter results. Except for per share data in quotations or where otherwise noted, numbers are in thousands.

The Company recorded Q2FY15 revenues of $223,986, representing an increase of 11% over the $201,366 recorded in Q2FY14. Operating income for Q2FY15 was $18,926, up less than 1% from the Q2FY14 operating income of $18,879. Net income after taxes in Q2FY15 came in at $10,461, resulting in earnings per share of $.38, up from Q2FY14 net income after taxes of $10,273 and EPS of $.37, increases of 2% and 3%, respectively. Gross profit on revenues for Q2FY15 was $98,983, resulting in a margin for gross profit on revenues of approximately 44% and a 12% improvement over the gross profit on revenues of $88,549 recorded for Q2FY14, which also resulted in a 44% margin. Revenue per patient for Q2FY15 was $86.69, an increase of 3% from the $84.18 recorded for Q2FY14. The number of patients served increased 8% to 2,559 in Q2FY15 up from 2,364 in Q2FY14. Esoteric business for the Company was 68% of revenues for Q2FY15, the same 68% as Q2FY14. Days Sales Outstanding (DSO) was 113 days in Q2FY15 compared to Q2FY14 when the DSO was 103 days.

Revenues for the first six months of FY15 increased to $432,820, an increase of 13% over the revenues for the first six months of FY14 of $382,635. Operating income for the first six months of FY15 was $30,854, an increase of 25% from first six-months FY14 operating income of $24,760. Net income after taxes for the first six months of FY15 was $17,094, resulting in an EPS of $.61, an increase of 29% from the first six-months FY14 net income after taxes of $13,227, which resulted in an EPS of $.47. The Company reported gross profit on revenues for the FY15 first six month period of $188,738, resulting in a margin for gross profit on revenues of 44%, up from gross profit on revenues in the FY14 first six-month period of $160,703, which resulted in a margin of 42%. The number of patients served increased 7% to 4,911 in the first six months of FY15 from the FY14 same period total of 4,571. Cash flow from operations for the first six months of FY15 was a positive $10,557, compared to a negative $188 in the FY14 same period.

Marc D. Grodman, MD, CEO, commented: “Regarding our current quarter, our goal was to grow in our sequencing technologies and that is something we are clearly accomplishing. Over 23 thousand patients for sequencing tests were referred to us under GeneDx requisitions, not including those from other Bio-Reference business units in Women’s Health and Oncology. This is an increase of 54%. This increase could have been higher if there had not been the impact of higher deductible plans, an impact we expect to lessen as we continue through the calendar year. Over the past seven years, over a quarter of a million patients who have demonstrated clinical symptoms of rare disorders have sought through their providers the panel-based diagnostic services of GeneDx; this does not include the single-gene testing GeneDx has been providing since 2000 nor the genomics testing offered by our New Jersey facilities. Included in this number are more clinical Exomes, which we believe is more than any commercial laboratory in the world. Our new tumor sequencing program, uniquely conceived by our brilliant genomics team, has only been available for 6 weeks, and has already serviced about 1,000 patients to date. Our new 300 gene panel, vetted with the help of outstanding academic partners, will be introduced this fall as a cost effective large panel alternative.”

Q2FY14 Press Release

Dr. Grodman continued: “The Company encountered less than satisfactory results from our California operation. Frankly, we did not grow commensurate with our investment and the changing reimbursement environment in that local market. We believe that the effect of increasing infrastructure expenses with lower than anticipated sales had a negative effect on earnings of $.05 per share. We are focused on improving our results as we take a thoughtful approach moving into the second half of the year.”

“For years,” Dr. Grodman continued, “pundits have rightfully predicted that the key to therapeutics is diagnostics. Our strategy is not to “sell” the data we obtain in clinical operations, but rather to use the assets of the laboratory franchise to work with patients and providers toward the goal of finding new therapeutic solutions both with them and on their behalf. Laboratories are information companies. Actually they are more than that: laboratories are connectors, bridging the gap between providers and patients. These same providers and patients need to be our partners as we go forward; our success will not only be based on what we have done, but on how we are positioned to work with these others not only to grow but to leverage our unique capabilities.”

Dr. Grodman continued: “As I have often stated in the past, laboratories must evolve and adapt to changes in the healthcare landscape. Bio-Reference has always tried to take a leadership role in shaping our market. We believe that our recent merger announcement with OPKO Health, Inc. (NYSE: OPK) (“OPKO”) is transformational and will allow us to deliver extraordinary value to the physicians and patients that we serve.”

Dr. Grodman continued: “There are three elements that we believe will define Bio-Reference in the coming years and that will be enhanced through our combination with OPKO. One is our leadership in all sequencing technologies - especially in regards to how it relates to cancer and rare disorders. Second is our goal to be provider centric, to work with health systems of all sizes to maximize their value for the laboratory work they need to manage their patients. The third area of strength for us is our sales and marketing capability. When coupled with our ongoing commitment to innovation and fueled by a sense of clinical relevance we have achieved about 20% CAGR for over 21 years, a record that speaks for itself. We believe that Bio-Reference represents an unparalleled distribution network for new diagnostic products and services such as OPKO’s 4kScore™ test. The 4kScore™ test is a disruptive diagnostic that will not only be cost effective by preventing unnecessary prostate biopsies and surgeries, but will improve quality of life for many patients and will serve as the linchpin of an entire men’s health program to promote better and more directed care.”

Dr. Grodman finally noted: “With OPKO, we will have a partner with whom we have multiple synergies on multiple levels. Among our unique capabilities is the sense of clinical relevance that we have demonstrated without question over the past two decades. Our goal is ambitious: to redefine the laboratory in a way that will extract the greatest value out of the laboratory enterprise. I have long stated that value is enhanced on all parts of the healthcare landscape, and we believe we are in a position to deliver on our promise. We will address this in greater depth on our joint conference call on Thursday. However, I want to conclude my remarks by noting that we believe this merger realizes the critical and essential merger of diagnostics and therapeutics that we have trumpeted so loudly for the past several years.”

Together with OPKO, the Company will host a joint conference call and webcast at 8:30 a.m. ET on Thursday, June 11, 2015, to discuss the previously announced entry into a merger agreement for OPKO to acquire the Company and to discuss the Company’s second quarter financial results. This joint call will be in lieu of the separate earnings call previously announced by the Company for this morning.

The conference call will be available via phone and webcast. The conference call dial-in information is listed below. To access the webcast, please log on to the OPKO website at www.opko.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required. A link to the live webcast is also included below.

Q2FY14 Press Release

CONFERENCE CALL & WEBCAST INFORMATION:

WHEN: Thursday, June 11, 2015, 8:30 a.m. ET

DOMESTIC & CANADA DIAL-IN: 1-877-407-0789

About Bio-Reference Laboratories, Inc.

BRLI is a clinical testing laboratory offering testing, information and related services to physician offices, clinics, hospitals, employers and governmental units. We believe that we are the third largest full-service laboratory in the United States. BRLI offers a comprehensive list of laboratory testing services used by healthcare providers in the detection, diagnosis, evaluation, monitoring and treatment of diseases. BRLI primarily focuses on esoteric testing, molecular diagnostics, anatomical pathology, women’s health and correctional health care.

Q2FY14 Press Release

Bio-Reference Laboratories, Inc.

Statements of Operations

(Dollars in Thousands Except Share and Per Share Data)

(Unaudited)

	Three Months Ended
	April 30,
	2015	2014
Net Revenues	$223,986	$201,366
Cost of Sales	125,003	112,817
Gross Profit on Revenues	98,983	88,549
General and Administrative	80,057	69,670
Operating Income	18,926	18,879
Other Expense, Net	645	641
Income Before Taxes	18,281	18,238
Taxes	7,820	7,965
Net Income	10,461	10,273
Income Per Share	$0.38	$0.37
Number of Shares	27,786,309	27,716,644
Income Per Share (Diluted)	$0.38	$0.37
Number of Shares (Diluted)	27,881,908	27,857,467

	Six Months Ended
	April 30,
	2015	2014
Net Revenues	$432,820	$382,635
Cost of Sales	244,082	221,932
Gross Profit on Revenues	188,738	160,703
General and Administrative	157,884	135,943
Operating Income	30,854	24,760
Other Expense, Net	1,069	1,266
Income Before Taxes	29,785	23,494
Taxes	12,691	10,267
Net Income	17,094	13,227
Income Per Share	$0.62	$0.48
Number of Shares	27,781,143	27,712,525
Income Per Share (Diluted)	$0.61	$0.47
Number of Shares (Diluted)	27,874,074	27,855,141

Q2FY14 Press Release

Bio-Reference Laboratories, Inc.

Balance Sheets

(Dollars in Thousands)

(Unaudited)

	April 30,	October 31,
	2015	2014
Cash & Cash Equivalents	$25,146	$17,507
Accounts Receivable (Net)	285,361	263,346
Plant, Property & Equipment (Net)	71,643	66,388
Intangible Assets (Net)	48,635	49,588
Other Assets	81,933	82,034
Total	$512,718	$478,863

Accounts Payable	$66,073	$71,166
Revolving Note	49,315	33,380
Long-Term Debt	20,534	22,049
Other Liabilities	40,138	33,366
Shareholder’s Equity	336,658	318,902
Total	$512,718	$478,863

# # #

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Bio-Reference Laboratories, Inc. (“Bio-Reference Laboratories”) and OPKO Health, Inc. (“OPKO”). In connection with this proposed business combination, Bio-Reference Laboratories and/or OPKO will file relevant materials with the Securities Exchange Commission (the “SEC”), including an OPKO registration statement on Form S-4 that will include a proxy statement of Bio-Reference Laboratories and constitute a prospectus of OPKO. INVESTORS AND SECURITY HOLDERS OF BIO-REFERENCE LABORATORIES AND OPKO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement (if and when available) will be mailed to shareholders of Bio-Reference Laboratories. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Bio-Reference Laboratories and/or OPKO through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Bio-Reference Laboratories will be available free of charge on Bio-Reference Laboratories’ website at http://www.bioreference.com or by contacting Bio-Reference Laboratories’ Investor Relations Department by email at tmackay@bioreference.com or by phone at (201) 791-2600. Copies of the documents filed with the SEC by OPKO will be available free of charge on OPKO’s website at www.opko.com or by contacting OPKO’s Investor Relations Department by email at contact@opko.com or by phone at (305) 575-4100.

Q2FY14 Press Release

Participants in Solicitation

Bio-Reference Laboratories, OPKO, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Bio-Reference Laboratories is set forth in its Annual Report on Form 10-K for the year ended October 31, 2014, which was filed with the SEC on January 13, 2015, its Quarterly Report on Form 10-Q for the quarter ended January 31, 2015 which was filed with the SEC on March 9, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on March 5, 2015, and April 29, 2015. Information about the directors and executive officers of OPKO is set forth in its amended Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and April 30, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on May 7, 2015, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 which was filed with the SEC on May 11, 2015 and its Current Report on Form 8-K, which was filed with the SEC on March 19, 2015.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of Bio-Reference Laboratories by OPKO, including any statements regarding the expected timetable for completing the proposed transaction, synergies, benefits and opportunities of the proposed transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding OPKO’s and Bio-Reference Laboratories’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of Bio-Reference Laboratories and OPKO, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of Bio-Reference Laboratories’ shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; ability to successfully integrate the businesses; risk that the transaction and its announcement could have an adverse effect on Bio-Reference Laboratories’ ability to retain customers and retain and hire key personnel; the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected; new information arising out of clinical trial results; and the risk that the safety and/or efficacy results of existing clinical trials will not support continued clinical development, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this communication may become outdated over time. OPKO and Bio-Reference Laboratories do not assume any responsibility for updating any forward-looking statements. Additional information concerning these and other factors can be found in Bio-Reference Laboratories’ and OPKO’s respective

Q2FY14 Press Release

filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at www.sec.gov, including Bio-Reference Laboratories’ and OPKO’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. Bio-Reference Laboratories and OPKO assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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